UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	0-439 (Commission File Number)	16-0338330 (IRS Employer Identification No.)
815 S. Main Street
Grapevine, Texas 76051
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(817) 329-1600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On September 24, 2010, American Locker Security Systems, Inc. (“ALSSI”), a wholly owned subsidiary of American Locker Group Incorporated, entered into an agreement (the “Agreement”) with Disneyland Resort, a division of Walt Disney Parks and Resorts U.S., Inc., and Hongkong International Theme Parks Limited, (collectively referred to herein as “the Customer”) to provide locker services under a concession arrangement.
Under the Agreement, ALSSI will install, operate and maintain electronic lockers at Disneyland Park® and Disney’s California Adventure Park® in Anaheim, California and at Hong Kong Disneyland Park® in Hong Kong. The Agreement initially covers approximately 4,600 electronic lockers. The Company will retain ownership of the lockers and will receive a portion of the revenue generated by the locker operations. The term of the Agreement is five years and begins in November 2010.
The Agreement contains an option for a one year renewal at the Customer’s discretion. The Agreement contains a buyout option at the end of each contract year as well as a provision to compensate ALSSI in the event the Customer terminates the Agreement without cause.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
Date: October 1, 2010	By:	/s/ Paul M . Zaidins
		Name:	Paul M. Zaidins
		Title:	President, Chief Operating Officer and Chief Financial Officer